Exhibit 99.2



UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS



On March 18, 2004, Tumbleweed Communications Corp. ("Tumbleweed") completed the acquisition of Corvigo, Inc. ("Corvigo"). Under the terms of the merger agreement, Corvigo shareholders received 4,732,284 shares of Tumbleweed's common stock and $6,000,000 in cash. Corvigo stock option holders also received 386,000 options to purchase Tumbleweed's common stock.

 The unaudited pro forma combined balance sheet gives effect to the merger as if it occurred on December 31, 2003 and combines the consolidated balance sheets of Tumbleweed and Corvigo as of December 31, 2003. The unaudited pro forma combined statements of operations for the years ended December 31, 2003, and 2002, respectively, give effect to the merger as if it had occurred on January 1, 2002 and presents the results of operations of Tumbleweed and Corvigo for the years ended December 31, 2003, and 2002, respectively.

The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated at the beginning of the earliest period presented, respectively, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined information is based upon the respective historical consolidated financial statements of Tumbleweed and Corvigo, it should be read in conjunction with the historical consolidated financial statements of Tumbleweed and Corvigo and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports that Tumbleweed has on file with the Securities and Exchange Commission.



                                                    TUMBLEWEED COMMUNICATIONS CORP.
                                   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                                           DECEMBER 31, 2003



                                                                    HISTORICAL
                                                              ----------------------
                                                              TUMBLEWEED    CORVIGO      PRO FORMA        PRO FORMA
                                                     COMMUNICATIONS CORP.      INC.    ADJUSTMENTS        COMBINED
                                                              ----------    --------    -----------       ----------
                                                                                  (IN THOUSANDS)
ASSETS
 Current assets:
  Cash and cash equivalents..................... ...........  $   25,351    $  3,761     $ (6,000)(A)      $  23,112
  Accounts receivable, net..................................      10,039         121            --            10,160
  Other current assets......................................       1,068         317            --             1,385
                                                              ----------    --------     ---------        ----------
      Total current assets..................................      36,458       4,199       (6,000)            34,657
  Property and equipment, net...............................       1,648         182          (65)(D)          1,765
  Goodwill..................................................      13,308          --       33,007 (A)         46,315
  Intangible assets, net....................................       4,392          --        3,250 (A)          9,792
                                                                                              150 (A)
                                                                                            1,850 (A)
                                                                                              150 (A)
  Other assets..............................................         540         227           --                767
                                                              ----------    --------     ---------        ----------
      Total assets..........................................  $   56,346    $  4,608     $ 32,342         $   93,296
                                                              ==========    ========     =========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $      250    $    269     $     --         $      519
  Current installments of long-term debt....................         267          --           --                267
  Accrued liabilities.......................................       6,791         151           --              6,942
  Accrued merger-related and other costs....................         485          --           97 (A)          1,215
                                                                                              633 (A)
  Deferred revenue..........................................      11,808       1,076         (797)(A)         12,087
                                                              ----------    --------     ---------        ----------
      Total current liabilities.............................      19,601       1,496          (67)            21,030
Long-term debt, excluding current installments..............         467          --           --                467
Accrued merger-related and other costs,
   excluding current portion................................         540          --           --                540
Deferred revenue, excluding current portion.................       2,984          --           --              2,984
Other long-term liabilities.................................         159          --           --                159
                                                              ----------    --------     ---------        ----------
      Total liabilities.....................................      23,751       1,496          (67)            25,180


Stockholders' equity:
  Preferred stock...........................................          --          11          (11)(B)             --

  Common stock..............................................          43           1           (1)(B)             48
                                                                                                5 (A)
  Treasury stock, at cost...................................        (796)         --           --              (796)

  Subscription receivable...................................          --          (1)           1 (B)             --

  Additional paid-in capital................................     313,532       5,152       (5,152)(B)        350,445
                                                                                           36,913 (A)
  Deferred stock-based compensation.........................        (302)         --       (1,397)(C)         (1,699)
  Accumulated other comprehensive loss......................        (585)         --           --               (585)
  Accumulated deficit.......................................    (279,297)     (2,051)       2,051 (B)       (279,297)
                                                              ----------    --------     ---------        ----------
      Total stockholders' equity............................      32,595       3,112       32,409             68,116
                                                              ----------    --------     ---------        ----------
      Total liabilities and stockholders' equity............  $   56,346    $  4,608     $ 32,342         $   93,296
                                                              ==========    ========     =========        ==========


          See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.


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

                                                    TUMBLEWEED COMMUNICATIONS CORP.
                                          UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                                        STATEMENT OF OPERATIONS
                                                 FOR THE YEAR ENDED DECEMBER 31, 2003



                                                                HISTORICAL
                                                          ----------------------
                                                          TUMBLEWEED     CORVIGO    PRO FORMA      PRO FORMA
                                                 COMMUNICATIONS CORP.       INC.  ADJUSTMENTS       COMBINED
                                                          ---------    ---------    ----------     ----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Product..................................... .........  $ 16,342     $     495     $     --       $  16,837
  Service...............................................    12,648            --           --          12,648
  Intellectual property and other.......................     1,605            --           --           1,605
                                                          ---------    ----------    ---------      ----------
      Total revenue.....................................    30,595           495           --          31,090
Cost of revenue:
  Product...............................................       959           251           --           1,210
  Service...............................................     3,962            --            7(C)        3,969
  Amortization of intangible assets.....................       750            --          850(E)        1,600
                                                          ---------    ----------    ---------      ----------
      Total cost of revenue.............................     5,671           251          857           6,779
                                                          ---------    ----------    ---------      ----------
Gross profit............................................    24,924           244         (857)         24,311
Operating expenses:
  Research and development..............................     9,166           727          172(C)       10,065
  Sales and marketing...................................    15,937         1,293          195(C)       17,425
  General and administrative............................     6,190           247            3(C)        6,440
  Amortization of intangible assets.....................       532            --          654(E)        1,186
  Merger-related costs..................................     2,909            --           --           2,909
  Write-off of in-process research and development......       100            --           --             100
                                                          ---------    ----------    ---------      ----------
Total operating expenses................................    34,834         2,267        1,024          38,125
                                                          --------     ----------    ---------      ----------
Operating loss..........................................    (9,910)       (2,023)      (1,881)        (13,814)
Other income, net.......................................       752            19           --              771
                                                          ---------    ---------     ---------      ----------
Net loss before provision for taxes.....................    (9,158)       (2,004)      (1,881)        (13,043)
Provision for income taxes..............................        29            --           --              29
                                                          ---------    ----------    ---------      ----------
Net loss................................................  $ (9,187)     $ (2,004)    $ (1,881)      $ (13,072)
                                                          =========    ==========    =========      ==========
Net loss per share - basic and diluted..................  $  (0.26)     $  (0.33)                   $   (0.32)
                                                          =========    ==========                   ==========
Weighted average shares - basic and diluted.............    36,007         6,133       (6,133)(A)
                                                                                        4,732 (A)      40,739
                                                          =========    ==========                   ==========


    See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

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

                                                       TUMBLEWEED COMMUNICATIONS CORP.
                                             UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                                           STATEMENT OF OPERATIONS
                                                    FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                HISTORICAL
                                                          ----------------------
                                                          TUMBLEWEED     CORVIGO    PRO FORMA      PRO FORMA
                                                 COMMUNICATIONS CORP.       INC.  ADJUSTMENTS       COMBINED
                                                          ---------    ---------    ----------     ----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Product..................................... .........  $ 13,317     $       7     $    --      $   13,324
  Service...............................................     9,845            --          --           9,845
  Intellectual property and other.......................     2,363            --          --           2,363
                                                          --------     ---------     ---------      ----------
      Total revenue.....................................    25,525             7          --          25,532
Cost of revenue:
  Product...............................................       893            14          --             907
  Service...............................................     6,175            --          14(C)        6,189
  Amortization of intangible assets.....................        --            --         850(E)          850
                                                          --------     ---------     ---------      ----------
      Total cost of revenue.............................     7,068            14         864           7,946
                                                          --------     ---------     ---------      ----------
Gross profit............................................    18,457            (7)       (864)         17,586
Operating expenses:
  Research and development..............................    10,086             6         332(C)       10,424
  Sales and marketing...................................    18,004            13         375(C)       18,392
  General and administrative............................     4,665            21           5(C)        4,691
  Amortization of intangible assets.....................        --            --         654(E)          654
  Impairment of goodwill................................     5,713            --          --           5,713
                                                          --------     ---------     ---------      ----------
Total operating expenses................................    38,468            40       1,366          39,874
                                                          --------     ---------     ---------      ----------
Operating loss..........................................   (20,011)          (47)     (2,230)        (22,288)
Impairment of investments...............................      (543)           --          --            (543)
Other income, net.......................................       716            --          --             716
                                                          --------     ---------     ---------      ----------
Net loss before provision for taxes and cumulative
  effect of change in accounting principle..............   (19,838)          (47)     (2,230)        (22,115)
Provision for income taxes..............................        54            --          --              54
                                                          --------     ---------     ---------      ----------
Net loss before cumulative effect of change in
  accounting principle..................................   (19,892)          (47)     (2,230)       $(22,169)
Cumulative effect of change in accounting principle.....       974            --          --             974
                                                          --------      --------     =========      ==========
Net loss................................................  $(20,866)     $   (47)     $(2,230)       ($23,143)
                                                          ========      =========    =========      ==========
Net loss per share before cumulative effect of change
  in accounting principle - basic and diluted...........  $ (0.65)      $     --                    $  (0.63)
Cumulative effect of change in accounting principle
  per share - basic and diluted.........................  $ (0.03)            --                    $  (0.03)
                                                          --------       --------                    ---------
Net loss per share - basic and diluted..................  $ (0.68)      $     --                    $  (0.66)
                                                          ========      =========                    =========
Weighted average shares - basic and diluted.............    30,589            --       4,732(A)       35,321
                                                          ========      =========                    =========

    See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

 (A) Purchase Price Adjustments

The purchase price adjustments reflect the assumed exchange of 4,732,284 shares of Tumbleweed's common stock with a fair value of $32.8 million based on the fair value of Tumbleweed's stock on the March 18, 2004 date of acquisition, cash paid of $6.0 million, and an exchange of 386,000 options to purchase Tumbleweed's common stock.

For purposes of the pro forma financial information, the following table presents the assumed purchase price (in thousands):


   Fair value of Tumbleweed common stock issued                        $  32,843
   Cash paid                                                               6,000
   Fair value of options to purchase Tumbleweed common stock,
      including the intrinsic value of unvested options of $1,397          2,678
   Severances for former Corvigo employees                                    97
   Acquisition-related costs                                                 633
                                                                       ---------
          Total                                                        $  42,251
                                                                       =========


Acquisition-related costs consist primarily of legal fees, banking fees, and accounting fees.

The following is a summary of the allocation of the purchase price in the acquisition of Corvigo (in thousands):

    Net tangible assets                                              $   3,844
    Core/developed technology                                            3,250
    Maintenance agreements                                                 150
    Customer base and reseller agreements                                1,850
    Trademarks and tradenames                                              150
    Goodwill                                                            33,007
                                                                     ----------
         Total                                                       $  42,251
                                                                     ==========

Except for deferred revenue and certain property and equipment, Corvigo's tangible assets acquired and liabilities assumed as of December 31, 2003 were used for purposes of calculating the pro forma adjustments as they approximate fair value at such date.

Net tangible assets consist of $3.8 million recorded on the Corvigo historical financial statements as of December 31, 2003, adjusted principally for the reduction in deferred revenue of $797,000 and property and equipment of $65,000.

Goodwill represents the excess of the purchase price over the fair value of acquired net tangible and identified intangible assets. In accordance with the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), the goodwill acquired in the Corvigo acquisition will not be amortized, but instead, the goodwill balance will be tested for impairment at least annually and more frequently if certain impairment conditions exist. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired in the proposed merger consistent with the guidance in SFAS 142.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
           COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


The purchase price allocation includes a reduction in Corvigo's reported deferred revenue at December 31, 2003. Under the purchase method of accounting, Corvigo's deferred revenue was reduced by approximately $797,000 to the fair value of the related obligation as of March 18, 2004.

Tumbleweed has not given effect in the pro forma statement of operations to the deferred revenue adjustment on revenue as the adjustment is directly related to the merger and the effect is non-recurring. Such adjustments will be reflected in the post-merger statements of operations of the combined company and will have the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue Corvigo would have recognized in the same period absent the merger.

The $1,397,000 of deferred stock-based compensation represents the unearned portion, as of March 18, 2004, of the intrinsic value of Corvigo's common stock options assumed in the merger. For purposes of this calculation, Corvigo's outstanding options that vested solely as a result of the consummation of the merger are deemed to be vested as of March 18, 2004. The deferred compensation is being amortized on an accelerated basis over the remaining vesting period of one to four years consistent with the graded vesting approach described in Financial Accounting Standards Board Interpretation No. 28.

(B) The pro forma adjustment represents the elimination of Corvigo's stockholders' equity accounts.

(C) The pro forma adjustment represents the amortization of deferred stock-based compensation associated with unvested stock options assumed in the proposed merger with Corvigo. The deferred compensation is amortized over the options' remaining vesting period as of March 18, 2004 of one to four years.

(D) The pro forma adjustment represents the elimination of Corvigo office equipment and leasehold improvements which were not retained.

(E) Amortization of other intangible assets has been provided over the following estimated useful lives: core/developed technology -- four years; maintenance agreements - four years; customer base and reseller arrangements - three years; trademarks and tradenames -- four years. This will result in annual amortization of approximately $812,000 for core/developed technology, $36,000 for maintenance agreements, $616,000 for customer base and reseller agreements, and $36,000 for trademarks and tradenames.